As filed with the Securities and Exchange Commission on March 25, 2015

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FRANKLIN FINANCIAL NETWORK, INC.

(Exact name of registrant as specified in its charter)

Tennessee	6022	20-8839445
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Richard E. Herrington

President and Chief Executive Officer

Franklin Financial Network, Inc.

722 Columbia Avenue

Franklin, Tennessee 37064

(615) 236-2265

(Name, address, including zip code, and telephone number, including area code of agent for service)

Copies to:

Steven J. Eisen, Esq. Mark L. Miller, Esq. Baker, Donelson, Bearman, Caldwell & Berkowitz, PC 211 Commerce Street, Suite 800 Nashville, Tennessee 37201 (615) 726-5600	Edward F. Petrosky, Esq. Samir A. Gandhi, Esq. Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 (212) 839-5300

Approximate date of commencement of the proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒  (File No. 333-201528)

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “non-accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee(3)
Common Stock, no par value	276,000	$21.00	$5,796,000	$673.50

(1)	The shares being registered pursuant to this Registration Statement are in addition to the 2,760,000 shares registered pursuant to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-201528) (the “Original Form S-1”).
(2)	Based on the initial public offering price.
(3)	The Registrant has previously paid $5,810 for the registration of $50,000,000 of proposed maximum aggregate offering price in the filing of the Original Form S-1 on January 15, 2015 and an additional fee of $2,849.22 that was previously paid for the registration of an additional $24,520,000 of proposed maximum aggregate offering price in the filing of Amendment No. 1 to the Original Form S-1 on March 16, 2015

This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act of 1933.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-1 is being filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 462(b) under the Securities Act of 1933, as amended. This Registration Statement incorporates by reference the contents of, including all amendments and exhibits thereto, the Registration Statement on Form S-1 (Registration No. 333-201528), which was declared effective by the Commission on March 25, 2015, and is being filed solely for the purpose of registering an increase in the amount of shares of common stock registered by 276,000 shares. The required opinions and consents are listed on the Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Franklin, State of Tennessee on March 25, 2015.

FRANKLIN FINANCIAL NETWORK, INC.

By:	/s/ Richard E. Herrington
Name:	Richard E. Herrington
Title:	President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard E. Herrington	Chairman, President & CEO	March 25, 2015
Richard E. Herrington	(Principal Executive Officer)

/s/ Sally P. Kimble	Executive Vice President and Chief	March 25, 2015
Sally P. Kimble	Financial Officer (Principal
Financial and Accounting Officer)

*	Director	March 25, 2015
Jimmy E. Allen

*	Director	March 25, 2015
Henry W. Brockman, Jr.

*	Director	March 25, 2015
James W. Cross, IV

*	Director	March 25, 2015
David H. Kemp

*	Director	March 25, 2015
Lee M. Moss

Signature	Title	Date

*	Director	March 25, 2015
Paul M. Pratt, Jr.

*	Director	March 25, 2015
Pamela J. Stephens

*	Director	March 25, 2015
Melody Sullivan

*By:	/s/ Sally P. Kimble
Sally P. Kimble
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC

23.1	Consent of Crowe Horwath LLP

23.2	Consent of Baker, Donelson, Bearman, Caldwell & Berkowitz, PC (included in Exhibit 5.1)

23.3	Consent of Maggart & Associates, P.C., relating to MidSouth Bank

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of Registration Statement on Form S-1 (File No. 333-201528))